Spark Energy, Inc. Reports Second Quarter 2020 Financial Resultss

HOUSTON, August 5, 2020 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended June 30, 2020.
Key Highlights
•Achieved $23.8 million in Adjusted EBITDA, $45.0 million in Retail Gross Margin, and $26.8 million in Net Income for the second quarter
•Total RCE count of 534,000 as of June 30, 2020, compared to 818,000 as of June 30, 2019
•Average monthly attrition of 3.5%
•Amended and extended Senior Credit Facility with a Working Capital Commitment of $187.5 million

"Our second quarter results were an improvement compared to the second quarter of last year. Pivoting away from high usage, lower margin C&I contracts has led to stronger average unit margins, offsetting the decrease in volumes compared to the second quarter of 2019. Currently however, we continue to deal with the sales impact associated with the COVID-19 pandemic. Our overall customer book is much healthier, but we are currently unable to reinstate several of our marketing channels, which will likely cause our customer book to continue to shrink. We are also closely monitoring our bad debt exposure in the Non-POR markets in which we operate. We will continue to simplify our platform and look for ways to streamline the business during this pandemic," said Keith Maxwell, Spark's Interim President and Chief Executive Officer.
Summary Second Quarter 2020 Financial Results
Net income for the quarter ended June 30, 2020 was $26.8 million compared to net loss of $25.5 million for the quarter ended June 30, 2019. The increase in performance compared to the prior year was primarily the result of the decrease in G&A, depreciation and amortization, and the non-cash mark-to-market accounting associated with the hedges we put in place to lock in margins on our retail contracts. We had a mark-to-market gain this quarter of $18.0 million, compared to a mark-to-market loss of $22.7 million a year ago.
For the quarter ended June 30, 2020, Spark reported Adjusted EBITDA of $23.8 million compared to Adjusted EBITDA of $13.6 million for the quarter ended June 30, 2019. This increase of $10.2 million was driven by a decrease of operational expenses, along with decreased CAC spend while we re-evaluate our sales strategies as we move forward through the pandemic compared to the second quarter of 2019.
For the quarter ended June 30, 2020, Spark reported Retail Gross Margin of $45.0 million compared to Retail Gross Margin of $41.7 million for the quarter ended June 30, 2019. This increase of $3.3 million was primarily attributable to our portfolio mix shifting towards more mass market customers and fewer large commercial customers.

Liquidity and Capital Resources
($ in thousands)	June 30, 2020
Cash and cash equivalents	$78,618
Senior Credit Facility Availability (1) (2)	82,630
Subordinated Debt Facility Availability (3)	25,000
Total Liquidity	$186,248
(1) Reflects maximum cash availability or amount of Letters of Credit that could be issued based on existing covenants as of June 30, 2020.
(2) The amendment and extension of the Senior Credit Facility on July 31, 2020 to $187.5 million, down from $217.5 million, will affect liquidity in future quarters.

(3) The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend. See "—Sources of Liquidity— Subordinated Debt Facility" in our Quarterly Report on Form 10-Q.

Dividend
On July 17, 2020, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on September 15, 2020, to holders of record on September 1, 2020, and $0.546875 per share of Series A Preferred Stock payable on October 15, 2020 to holders of record on October 1, 2020.
Business Outlook
Mr. Maxwell concluded, "As we stated last quarter, our employees and management are working hard to serve our customers in these unprecedented economic times. We will continue to manage and evaluate all facets of the business including additional cost savings initiatives, efficiencies with supply management, as well as the payment of future dividends to ensure Spark emerges from the COVID-19 pandemic with ample liquidity and a platform that will allow us to return to growth.”
Conference Call and Webcast
Spark will host a conference call to discuss second quarter 2020 results on Wednesday, August 5, 2020, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about expected impacts of COVID-19, business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•potential risks and uncertainties relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on economies and financial markets;
•changes in commodity prices;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new charges by, the ISOs in the regions in which we operate;
•competition; and
•the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Mike Barajas, 832-200-3727
Media Relations:
Kira Jordan, 832-255-7302

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Retail revenues	$128,618	$177,805	$294,978	$417,959
Net asset optimization (expense) revenues	(82)	(56)	239	2,496
Total Revenues	128,536	177,749	295,217	420,455
Operating Expenses:
Retail cost of revenues	65,605	158,759	184,428	354,014
General and administrative	21,331	37,247	47,007	66,723
Depreciation and amortization	8,010	10,312	16,806	22,467
Total Operating Expenses	94,946	206,318	248,241	443,204
Operating income	33,590	(28,569)	46,976	(22,749)
Other (expense)/income:
Interest expense	(1,193)	(1,995)	(2,746)	(4,218)
Interest and other income	53	494	213	683
Total other expenses	(1,140)	(1,501)	(2,533)	(3,535)
Income before income tax expense	32,450	(30,070)	44,443	(26,284)
Income tax expense (benefit)	5,673	(4,586)	7,598	(3,545)
Net income (loss)	$26,777	$(25,484)	$36,845	$(22,739)
Less: Net income (loss) attributable to non-controlling interests	15,618	(18,369)	21,207	(16,406)
Net income (loss) attributable to Spark Energy, Inc. stockholders	$11,159	$(7,115)	$15,638	$(6,333)
Less: Dividends on Series A Preferred Stock	2,039	2,027	3,539	4,054
Net income (loss) attributable to stockholders of Class A common stock	$9,120	$(9,142)	$12,099	$(10,387)
Other comprehensive income (loss), net of tax:
Currency translation loss		$(63)	$—	$(98)
Other comprehensive loss	—	(63)	—	(98)
Comprehensive income (loss)	$26,777	$(25,547)	$36,845	$(22,837)
Less: Comprehensive income (loss) attributable to non-controlling interests	15,618	(18,407)	21,207	(16,464)
Comprehensive income (loss) attributable to Spark Energy, Inc. stockholders	$11,159	$(7,140)	$15,638	$(6,373)

Net income (loss) attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.63	$(0.64)	$0.84	$(0.73)
Diluted	$0.62	$(0.73)	$0.83	$(0.73)

Weighted average shares of Class A common stock outstanding
Basic	14,558	14,246	14,469	14,191
Diluted	14,763	35,046	14,569	34,991

Selected Balance Sheet Data
(in thousands)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$78,618	$56,664
Working capital	99,100	94,173
Total assets	372,012	422,968
Total debt	100,000	123,000
Total liabilities	202,905	265,667
Total stockholders' equity	58,990	51,219

Selected Cash Flow Data
	Six Months Ended June 30,
(in thousands)	2020	2019
Cash flows provided by operating activities	$71,783	$51,029
Cash flows used in investing activities	(579)	(6,373)
Cash flows used in financing activities	(49,248)	(65,714)

Operating Segment Results
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except volume and per unit operating data)	2020	2019	2020	2019
Retail Electricity Segment
Total Revenues	$112,255	$160,776	$234,023	$342,868
Retail Cost of Revenues	59,268	148,187	159,651	314,074
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	17,414	(21,025)	7,993	(34,794)
Retail Gross Margin (1) — Electricity	$35,573	$33,614	$66,379	$63,588
Volumes — Electricity (MWhs)	978,297	1,516,139	2,069,722	3,244,222
Retail Gross Margin (2) — Electricity per MWh	$36.36	$22.17	$32.07	$19.60

Retail Natural Gas Segment
Total Revenues	$16,363	$17,029	$60,955	$75,091
Retail Cost of Revenues	6,337	10,572	24,777	39,940
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	605	(1,653)	2,102	438
Retail Gross Margin (1) — Gas	$9,421	$8,110	$34,076	$34,713
Volumes — Gas (MMBtus)	1,967,439	2,057,121	7,249,738	9,008,731
Retail Gross Margin (2) — Gas per MMBtu	$4.79	$3.94	$4.70	$3.85
(1) Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.
(2) Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:
•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, and (v) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to Net income:
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$26,777	$(25,484)	$36,845	$(22,739)
Depreciation and amortization	8,010	10,312	16,806	22,467
Interest expense	1,193	1,995	2,746	4,218
Income tax expense	5,673	(4,586)	7,598	(3,545)
EBITDA	41,653	(17,763)	63,995	401
Less:
Net, gain (loss) on derivative instruments	8,121	(35,456)	(16,466)	(54,997)
Net cash settlements on derivative instruments	9,964	12,769	26,572	20,794
Customer acquisition costs	210	3,396	1,555	9,185
Plus:
Non-cash compensation expense	490	1,260	1,814	2,432
Non-recurring legal and regulatory settlements	—	10,807	—	10,807
Adjusted EBITDA	$23,848	$13,595	54,148	38,658

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$32,394	$20,980	$71,783	$51,029
Amortization of deferred financing costs	(240)	(237)	(490)	(505)
Bad debt expense	(1,378)	(2,166)	(3,733)	(6,015)
Interest expense	1,193	1,995	2,746	4,218
Income tax expense	5,673	(4,586)	7,598	(3,545)
Changes in operating working capital
Accounts receivable, prepaids, current assets	(32,035)	(41,028)	(50,010)	(51,392)
Inventory	709	1,785	(1,981)	(1,858)
Accounts payable and accrued liabilities	19,021	20,222	29,839	31,172
Other	(1,489)	16,630	(1,604)	15,554
Adjusted EBITDA	$23,848	$13,595	$54,148	$38,658
Cash Flow Data:
Cash flows provided by operating activities	$32,394	$20,980	$71,783	$51,029
Cash flows used in investing activities	$(43)	$(250)	$(579)	$(6,373)
Cash flows used in financing activities	$(8,198)	$(27,353)	$(49,248)	$(65,714)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Reconciliation of Retail Gross Margin to Operating income (loss):
Operating income (loss)	$33,590	$(28,569)	$46,976	$(22,749)
Plus:
Depreciation and amortization	8,010	10,312	16,806	22,467
General and administrative expense	21,331	37,247	47,007	66,723
Less:
Net asset optimization (expense) revenues	(82)	(56)	239	2,496
Gain (loss) on non-trading derivative instruments	7,964	(35,466)	(16,569)	(55,269)
Cash settlements on non-trading derivative instruments	10,055	12,788	26,664	20,913
Retail Gross Margin	$44,994	$41,724	$100,455	$98,301
Retail Gross Margin - Retail Electricity Segment	$35,573	$33,614	$66,379	$63,588
Retail Gross Margin - Retail Natural Gas Segment	$9,421	$8,110	$34,076	$34,713